UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

SKYLINE CHAMPION CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Skyline Champion Corporation

755 W. Big Beaver Rd., Suite 1000

Troy, Michigan 48084

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 29, 2020

The following Notice of Change of Location (this “Notice”) relates to the definitive proxy statement of Skyline Champion Corporation (“SKY”) dated June 15, 2020, and other proxy materials, all furnished to SKY shareholders in connection with the solicitation of proxies by the Board of Directors of SKY for use at the Annual Meeting of Shareholders to be held on Wednesday, July 29, 2020 (the “Proxy Materials”). This notice is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about July 8, 2020, concurrently with the issuance of a press release regarding the change in location of the annual meeting (the “Press Release”). The Press Release is included in this Notice.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY MATERIALS. EXCEPT AS SPECIFICALLY REVISED BY THE INFORMATION CONTAINED IN THIS NOTICE, THE INFORMATION CONTAINED IN THE PROXY MATERIALS REMAINS IN FULL FORCE AND EFFECT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 29, 2020

To the Shareholders of Skyline Champion Corporation:

Due to the public health impact of the coronavirus (COVID-19) pandemic and to support the health and well-being of our shareholders and employees, and members of our Board of Directors, NOTICE IS HEREBY GIVEN that the location of Skyline Champion’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”) has been changed to be held in a virtual meeting format only via the Internet. There is no in-person meeting for you to attend. As previously announced, the Annual Meeting will be held on Wednesday, July 29, 2020 at 9:00 a.m. Eastern Daylight Time. As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on June 3, 2020, the record date.

To attend the Annual Meeting, you must register in advance, using your control number and other information, at www.proxydocs.com/SKY prior to the deadline of Monday, July 27, 2020 at 5:00 p.m. Eastern Daylight Time. Upon completing your registration, you will receive an acknowledgement of registration and a link to the proxy ballot.  On the day of the Annual Meeting, approximately one hour before the Meeting, you will receive further instructions via e-mail, including your unique link that will allow you to access the Annual Meeting. You will also be permitted to submit questions at the time of registration; the Company does not expect to take further questions during the virtual meeting. A list of registered shareholders will be made available to record holders electronically during the Annual Meeting.

The meeting will begin promptly at 9:00 a.m. Eastern Daylight Time. We encourage you to access the meeting prior to the start time. Online access will open approximately at 8:45 a.m. Eastern Daylight Time, and you should allow ample time to log in to the meeting and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance.

There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted in the email you receive approximately one hour prior to the start of the virtual shareholder meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. Our proxy statement and our Annual Report for fiscal 2020 are available at www.proxydocs.com/SKY.

By Order of the Board of Directors

Robert M. Spence

Senior Vice President, General Counsel and Secretary

The Press Release states in full as follows:

Skyline Champion Corporation Announces Change of Location of the 2020 Annual Meeting of Shareholders

TROY, Mich., July 8, 2020 -- Skyline Champion Corporation (NYSE:SKY) ("Skyline Champion"), today announced that, because of the continuing public health concerns relating to the COVID-19 pandemic, and in consideration of the health and well-being of shareholders and other meeting participants, the Company’s annual meeting of shareholders to be held on Wednesday, July 29, 2020, at 9:00 a.m., Eastern time (the “Annual Meeting”), will not be held at the Company’s principal executive offices, but instead will be held solely by means of remote communication in a virtual meeting format by live audio webcast over the Internet. Shareholders will not be able to attend the Annual Meeting in person.

Only shareholders of record of the Company at the close of business on June 3, 2020, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. In order to attend the Annual Meeting virtually, shareholders must register in advance at www.proxydocs.com/SKY prior to the deadline of July 27, 2020 at 5:00 p.m. Eastern Time. During the registration process, shareholders will be able to submit questions and, upon completion of registration, will receive an email confirming registration and containing a link to the proxy ballot. On the day of the Annual Meeting, approximately one hour before the Meeting, shareholders who properly registered in advance will receive a link to access the virtual meeting site. The Company does not expect to take further questions during the virtual meeting. A notice regarding this change to a virtual meeting format (the “Notice”) is being made available to shareholders of record and filed with the Securities and Exchange Commission together with this press release. Additional information regarding the Annual Meeting, shareholder participation and voting is provided in the Notice.

The virtual format of the Annual Meeting is designed to provide shareholders the rights and opportunities to participate and vote their shares as they would have at an in-person meeting. Whether or not shareholders plan to attend the Annual Meeting through the live audio webcast, we urge shareholders to vote by proxy in advance of the meeting. The proxy card included with the proxy materials for the Annual Meeting previously mailed or made available to shareholders will not be updated to reflect the change from an in-person meeting to a virtual-only meeting and may continue to be used to vote shares in connection with the Annual Meeting.

About Skyline Champion Corporation:

OUR COMPANY

Skyline Champion Corporation (NYSE: SKY) was formed in June of 2018 as the result of the combination of Skyline Corporation and the operating assets of Champion Enterprises Holdings, LLC. The combined company employs approximately 6,600 people and is the largest independent, publicly traded, factory-built housing company in North America. With almost 70 years of homebuilding experience and 38 manufacturing facilities throughout the United States and western Canada, Skyline Champion is well positioned with a leading portfolio of manufactured and modular homes, park-models and modular buildings for the multi-family, hospitality, senior and workforce housing sectors.

In addition to its core home building business, Skyline Champion operates a factory-direct retail business, Titan Factory Direct, with retail locations spanning the southern United States, and Star Fleet Trucking, providing transportation services to the manufactured housing and other industries from several dispatch locations across the United States.

Skyline Champion builds homes under some of the most well know brand names in the factory-built housing industry including Skyline Homes, Champion Home Builders, Genesis Homes, Athens Park Models, Dutch Housing, Excel Homes, Homes of Merit, New Era, Redman Homes, Shore Park, Silvercrest, Titan Homes in the U.S. and Moduline and SRI Homes in western Canada.

Investor contact information:

Contact: Sarah Janowicz

Email: investorrelations@championhomes.com

Phone: (248) 614-8211

Source: Skyline Champion Corporation